Exhibit 10.5

Equity Pledge Agreement

PARTY A

Luck Sky (Shen Zhen) Aerodynamic Electricity Limited

And

PARTY B

ZhouJian

&

Zhou Dengrong

And

PARTY C

Xianning Xiangtian Energy Holding Group Co., Ltd.

September 30, 2018

Equity Pledge Agreement

This Equity Pledge Agreement (the “Agreement”) is executed on September 30, 2018 in the People’s Republic of China (the “PRC”, not inclusive of Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region for the purpose of this Agreement) among:

Party A: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited, a validly existing wholly foreign owned enterprise established under the laws of the PRC

Registered Address: No. 2206, Jinlong Plaza, Caiwuwei, Hongbao Road, Luohu District, Shenzhen, China. Postal Code: 518000

Legal Representative: Zhou Jian

Tel: 0755-2295426

Fax: 0755-2295426

Party B: Zhou Jian, a citizen of PRC

ID No.: 42232319771028075x

Address: No. 467, Building 21, Huangjingling Road, Lushuihu, Chibi City, Hubei Province

Tel: 15997922222

Fax: 010-58412836 -8228

Zhou Dengrong, a citizen of the PRC

ID No.: 42232319510712071x

Address: No. 467, Building 433, Huangjingling Road, Lushuihu, Chibi City, Hubei Province

Tel: 13361411111

Fax: 010-58412836-8228

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Party C: Xianning Xiangtian Energy Holding Group Co., Ltd. , a validly existing limited company established under the laws of the PRC

Registered Address: Fuqiao Village, Henggouqiao Town, Xianning City

Legal Representative: Zhou Denghua

Tel:

Fax:

(Party A, Party B and Party C collectively, referred to as “Parties” and individually, as “Any Party” or “Each Party”.)

In respect of Party B’s pledge of equity of Party C held by Party B, the Parties hereto upon friendly negotiation agree as follows:

Whereas:

1.	The Parties have entered into the agreements as stipulated in Annex 1 of the Agreement hereinafter referred to as the (“Principal Contracts”);

2.	Party B are the record shareholders of Party C, legally own all the equity of Party C as of the execution date of this Agreement, of which Mr. Zhou Dengrong holds a 3% interest and Mr. Zhou Jian holdsa 97%; and

3.	Party B agree to pledge 100% of Party C’s equity they holds to Party A hereinafter referred to as the (“Pledged Shares”), in order to guarantee Party C’s performance of obligations under the Principal Contracts and the Guaranteed Liabilities (as defined hereunder) under the Principal Contracts.

In view of this, Party A and Party B, via friendly discussions, have entered into the following agreement for Each Party to observe:

1	Pledge

1.1	Party B agrees to pledge 100% of the Pledged Share, which it legally owns and has the right to dispose of, to Party A according to the provisions hereof as the security for the performance of the Principal Contracts listed on Annex 1 and the repayment of the Guaranteed Liabilities. Party C hereby agrees that Party B, who legally hold equity interest in it, to pledge the Pledged Shares to Party A according to the provisions hereof.

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1.2	Party B hereby undertake that they will be responsible for, recording the arrangement of the equity pledge hereunder (hereinafter, the “Equity Pledge”) on the shareholder register of Party C on the date hereof, and will use their best efforts to register with registration authorities of industry and commerce where Party C registers if required by applicable regulations. Party C undertakes that it will use its best efforts to cooperate with Party B to complete the registration with authorities of industry and commerce under this Article.

1.3	Party A shall be deemed to have created the encumbrance of first order in priority on the Pledged Shares, and in case of any breach of the Principal Contracts or failure to satisfy the Guaranteed Obligations, Party A shall have the right to dispose of the Pledged Shares as provided hereof.

1.4	During the term of this Agreement, except for the willful misconduct of Party A which has directly causes the reduction in value of the Pledged Shares, Party A shall not be liable in any way to, nor shall Party B or Party C has any right to claim in any way or propose any demands on Party A, in respect of the said reduction in value of the Pledged Shares.

1.5	Only upon prior consent by Party A, Party B may be able to receive dividends or share profits from the Pledged Shares. The dividends or the profits received by Party B from the Pledged Shares shall be deposited into the bank account designated by Party A, to be under the supervision of Party A and used as the Pledged Shares to repay in priority the Guaranteed Liabilities.

2	Scope of Guarantee

The scope of guarantee for Pledged Shares under this Agreement shall include

2.1	All of Party B and Party C’s contractual obligations under the Principal Contracts; and

2.2	Any outstanding debts, interests, penalty fees of Party B and Party C, and all direct, indirect and consequential losses and losses of foreseeable profits suffered by Party A and its affiliates due to any breach by Party B or Party C under the Principal Contracts and all fees incurred in enforcing Party A’s contractual rights under the Principal Contracts (the “Guaranteed Liabilities”).

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3	Term of Pledge

This Agreement shall become effective from the date when the Agreement is signed by the Parties and terminate upon the termination of the Principal Contracts (or any agreement of extension, if any) and the termination of any obligations of Party B or Party C under the Principal Contracts which extend beyond the termination of such Principal Contracts. During the term of pledge, should Party B or Party C fail to perform their obligations under the Principal Contracts, Party A is entitled to enforce the pledge in accordance with this Agreement and obtain the dividend arising thereof from the Pledged Shares and the proceeds from the sale, transfer or disposition of the Pledged Shares.

4	Party A’s Representations

4.1	Party A is a wholly foreign owned limited liability company duly registered and validly existing under the laws of the PRC and is operating legally. It has the full civil capacity and the ability to fully undertake the civil responsibilities under the PRC laws.

4.2	It is not against any PRC laws and statutes or any regulations and rules of government authorities for Party A to sign this Agreement, nor shall the signing of this Agreement breach any agreement that Party A has signed with any other third party.

5	Party B’s Representations

5.1	By the date of signing hereof, Party B has never pledged any equity of Party C that it holds.

5.2	Party B legally owns the relevant equity of Party C, and the Pledged Shares do not or shall not be imposed of any mortgage, pledge or lien, or any constraint of rights in any other forms;

5.3	Party B has obtained all the necessary permissions and approvals for the signing and implementing of the Agreement.

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6	Party C’s Representations

6.1	By the date of signing hereof, all equity of Party C has never been pledged.

6.2	Party C is a limited liability company duly registered and validly existing under the laws of the PRC and is operating legally. It has the full civil capacity and the ability to fully undertake the civil responsibilities under the PRC laws.

6.3	It is not against any PRC laws and statutes or any regulations and rules of government authorities for Party C to sign this Agreement, nor shall the signing of this Agreement breach any agreement that Party C has signed with any other third party.

7	Assignment

7.1	Party B and Party C shall not grant or assign any of its rights or obligations provided under this Agreement without prior written consent by the other two Parties.

7.2	This Agreement shall be binding upon Each Party and its successor(s) and effective for any party and each of its successor(s) or transferees.

7.3	Party A may assign all or any of its rights and obligations as provided in the Principal Contract to person(s) (individual/legal person) designated by Party A. In this case, the transferee(s) shall enjoy and undertake the rights and obligations that Party A enjoys and undertakes in accordance with the provisions of this Agreement, in the same way that it does so as a contracted party to this Agreement.

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8	Confidentiality

8.1	The Parties agree to take every possible measure to keep confidential of the materials and information (the “Confidential Information”) they have knowledge of or access to hereunder. Without prior written consent of the other Parties, no Confidential Information shall be disclosed, given or transferred to any other third party. Once this Agreement terminates, the Parties shall return the documents, materials and/or software carrying Confidential Information to the original owner or destroy them as required. The Parties shall also remove the Confidential Information from any memory device and shall never use it again. The Parties shall take necessary measures to ensure that the Confidential Information to be disclosed to staff, agents and consultants so far as is necessary for performing their duties solely, and urge these personnel to comply with the obligations as to confidentiality under this Agreement.

The Confidential Information herein refers to any relevant contracts, agreements, memorandum of understanding, appendices, drafts or notes (including this Agreement) for the purpose of this Agreement as well as any form of trade secrets, exclusive information and other data and information that Any Party, their clients, customers, consultants, sub-licensee or affiliated enterprises have taken measures to keep confidential. The Confidential Information includes but is not limited to oral or written materials, Any Party’s software, web catalogue, business plans and conceptions, product development, invention, service design, creative design, graphics, texts, audio, video, multi-media information, client data, market data, financial data, R&D information as well as intellectual or industrial property in relation to this Agreement owned by Any Party, including those information deemed or taken confidential by Any Party, its clients, customers, consultants, sub-licensee or affiliated enterprises.

8.2	The above-mentioned restrictions do not apply in the following situations:

8.2.1	the information available to the public as of the date of disclosure;

8.2.2	the information available to the public after the disclosure not due to the fault of any party;

8.2.3	the information that can be proved already held by any party prior to the disclosure which is not obtained directly or indirectly from other parties;

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8.2.4	The above-mentioned confidential information disclosed by any party, as its duty in accordance with laws, to governing administrative authorities, stock exchanges, etc., or to its direct legal counsels and financial consultants for the purpose of maintaining its normal operation.

8.3	This article shall remain effective irrespective of the amendment, rescission or termination of this Agreement.

9	Liabilities for Breach of Agreement

9.1	Should Any Party fail to perform any of its obligations under this Agreement, or any of such Party’s representations is untrue or imprecise, such Party is on the breach of this Agreement and shall compensate the other Parties for all their losses incurred.

9.2	The right to claim on the breaching party can be waived only when such waiver is made in written by the performing Parties of this Agreement. The failure or delay to exercise any rights to claim or reliefs under this Agreement does not constitute the waiver of their rights; nor shall any partial exercise of their rights to claim or reliefs hamper their exercise of other rights to claim or reliefs.

10	Force Majeure

10.1	The force majeure under this Agreement refers to: wars, fires and earthquakes, floods, storms and other natural disasters; or other incidences that are irresistible and unavoidable and unforeseeable at the conclusion of this Agreement. However, inadequacy of credit, capitals or financing shall not be deemed as beyond the control of any Party. Any Party that is affected by the Force Majeure and seeks the exemption of the non-performance liability in terms of its obligations under this Agreement or any article of this Agreement shall inform other parties of the exemption of liabilities via telegram, fax or other electronic media and submit a written letter of confirmation of the force majeure within five (5) work days and propose the procedures necessary for the performance of this Agreement.

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10.2	In case that failure or delay in performance of all or part of the obligations under this Agreement by any Party due to force majeure, such Party should be exempted from relevant liabilities, but shall perform the such obligations after the influence of the force majeure is eliminated. Should the influence of the force majeure make it impossible or unnecessary to implement this Agreement, Both Parties shall seek other solutions via friendly negotiation.

11	Notification and Delivery

11.1	Any notice or message between Two Parties shall be sent in written form by fax, personal delivery (including Express Mail Service) or registered airmail to the addresses listed at the beginning of this Agreement.

11.2	Unless otherwise specified herein, when notices or messages are submitted in person, the notices or messages shall be deemed received upon delivery. Notification by prepaid Express Mail shall be deemed received by seven (7) days of dispatching. When notices or messages are sent by cable or fax, the notices or messages shall be deemed received at the moment of sending. When by telegraph, the notices or messages shall be deemed received by twenty-four (24) hours of delivery.

12	Miscellaneous

12.1	The Parties agree that this Agreement can be amended from time to time. Any amendment shall be made in written and come into effect after signing by the Parties.

12.2	The PRC laws are exclusively applicable to the conclusion, validity, interpretation, performance, amendment, termination, the solution of disputes, etc. of this Agreement.

12.3	The disputes in connection with the performance of this Agreement shall be settled by Both Parties through friendly consultation. In case no settlement is reached through such consultation, the disputes shall be submitted to China International Economic and Trade Arbitration Commission located in Beijing and settled in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

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12.4	This Agreement shall be effective from the date when the Agreement is signed by the Parties.

12.5	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter set forth herein and supersedes any and all previous oral and written, implied or explicated documents, memoranda and agreements between the Parties. Any amendments to this Agreement shall be made only by a written instrument signed by the Parties. Otherwise, the amendments to this Agreement shall not be binding on Each Party.

12.6	Should any of the articles of this Agreement is invalid, it shall not affect or jeopardize or invalidate other articles of this Agreement, and the other articles shall continue to be fully valid. The contracted Parties shall try their best to replace the invalidated article(s) with valid article(s) which best present the intention of Each Party.

12.7	This original Agreement is signed in both Chinese and English language; the Chinese version shall prevail in case of discrepancies occur.

This Agreement shall be executed in five counterparts, one for Each Party.

(No text below.)

[English Translation for Reference Only]

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SIGNATURE PAGE

Party A: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (Seal)

[Corporate seal affixed herein]

Signature:	/s/ Zhou Jian
Title:	Legal Representative

Party B: Zhou Jian

Signature:	/s/ Zhou Jian

Party B: Zhou Dengrong

Signature:	/s/ Zhou Dengrong

Party C: Xianning Xiangtian Energy Holding Group Co., Ltd. (Seal)

[Corporate seal affixed herein]

Signature:	/s/ Zhou Dengrong
Title:	Legal Representative

[English Translation for Reference Only]

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Annex 1: List of Principal Contracts

SN	Agreement	Parties	Date of Signing
1	Business Cooperation Framework Agreement	Luck Sky (Shen Zhen) Aerodynamic Electricity Limited Xianning Xiangtian Energy Holding Group Co., Ltd.
2	Agreement on Exclusive Management, Consulting and Training and Technical Service	Luck Sky (Shen Zhen) Aerodynamic Electricity Limited Xianning Xiangtian Energy Holding Group Co., Ltd.
3	Agreement on Know-How Sub-License	Luck Sky (Shen Zhen) Aerodynamic Electricity Limited Xianning Xiangtian Energy Holding Group Co., Ltd.
4	Exclusive Option Agreement	Luck Sky (Shen Zhen) Aerodynamic Electricity Limited Luck Sky (Hong Kong) Aerodynamic Electricity Limited Zhou Jian Zhou Dengrong Xianning Xiangtian Energy Holding Group Co., Ltd.
5	Power of Attorney	Luck Sky (Shen Zhen) Aerodynamic Electricity Limited Zhou Jian
6	Power of Attorney	Luck Sky (Shen Zhen) Aerodynamic Electricity Limited Zhou Dengrong

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